SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2013

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, NY (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

On April 30, 2013, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), entered into a Services Agreement with MacAndrews & Forbes LLC (“M&F”) for certain professional and administrative services.  The Services Agreement has a term of three years.  In consideration for the Services Agreement, SIGA issued warrants to M&F to acquire 250,000 shares of SIGA common stock. The warrants are immediately exercisable for a term of two years from issuance, have an exercise price of $3.29 and were issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended. Services to be provided to SIGA by M&F include: telecommunications support services at the corporate office; information technology support services at the corporate office; government affairs support; public relations support; legal support; facility and administrative support at the corporate office; tax and insurance advice in agreed situations; and participation by SIGA in certain vendor discount programs available to M&F.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.1	Form of Consideration Warrant issued to MacAndrews & Forbes LLC on April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title:   Chief Financial Officer

Date:  May 6, 2013